BY-LAWS

Of

O'CONNOR FUND OF FUNDS:  MULTI-STRATEGY

These By-Laws are made and adopted pursuant to Section 3.9 of the Amended and Restated Agreement and Declaration of Trust establishing O'CONNOR FUND OF FUNDS:  MULTI-STRATEGY, dated as of February 24, 2011, as from time to time amended (hereinafter called the "Declaration").  All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I

Shareholder Meetings

1.1           Principal Executive Officer.  The Principal Executive Officer shall preside at all meetings of the Shareholders; in the absence of the Principal Executive Officer, the Trustee or Trustees present at any meeting of Shareholders may elect a temporary chairman for such meeting, who may be one of themselves.

1.2           Proxies; Voting.  Shareholders may vote either in person or by duly executed proxy, each full share represented at the meeting shall have one vote, and each fractional share shall have a vote of such fraction, all as provided in Article X of the Declaration.

1.3           Fixing Record Dates.  For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in Section 10.3 of the Declaration.  If the Trustees do not, prior to any meeting of Shareholders, so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

1.4           Inspectors of Election.  In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof.  If Inspectors of Election are not so appointed, the chairman of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting.  The number of Inspectors of Election shall be either one or three.  If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election.  In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman.  The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, shall determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.  On request of the chairman, if any, of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

1.5           Records at Shareholder Meetings.  At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by any Shareholders, the minutes of the last previous meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be.  Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder.

ARTICLE II

Trustees

2.1           Chairman; Records.  An officer or Trustee of the Trust shall act as chairman at all meetings of the Trustees.  The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the person appointed by the Board of Trustees as the meeting secretary.

ARTICLE III

Officers

3.1           Removal of Officers.  Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees.  This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.  Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Principal Executive Officer or Secretary, and such resignation shall take effect immediately upon receipt by the Principal Executive Officer or Secretary, or at a later date according to the terms of such notice in writing.

3.2           Bonds and Surety.  Any officer may be required by the Trustees to be bonded for the faithful performance of such officer's duties in such amount and with such sureties as the Trustees may determine.

3.3           Principal Executive Officer and Other Officers.  The Principal Executive Officer shall preside at all meetings of the Shareholders and shall exercise and perform such other powers and duties as may be from time to time assigned to such person by the Trustees.  Subject to such supervisory powers, if any, as may be given by the Trustees, the Principal Executive Officer shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of Principal Executive Officer of a corporation.  Subject to direction of the Trustees, the Principal Executive Officer shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust.  Unless otherwise directed by the Trustees, the Principal Executive Officer shall have full authority and power, on behalf of all of the Trustees, to attend, to act and to vote, on behalf of the Trust, at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons.  The Principal Executive Officer shall have such further authorities and duties as the Trustees shall from time to time determine.  In the absence or disability of the Principal Executive Officer, the Secretary shall perform all of the duties of the Principal Executive Officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the Principal Executive Officer.  Each of the Principal Executive Officer, the Principal Accounting Officer and the Secretary, and, subject to the direction of the Trustees and of the Principal Executive Officer, each officer appointed by the Trustees shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the Principal Executive Officer.

3.4           Secretary.  The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee, if any.  The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust.  The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

3.5           Principal Accounting Officer.  Except as otherwise directed by the Trustees, the Principal Accounting Officer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the Principal Executive Officer all powers and duties normally incident to the office.  The Principal Accounting Officer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order.  The Principal Accounting Officer shall deposit all funds of the Trust in such depositories as the Trustees shall designate.  The Principal Accounting Officer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the Principal Executive Officer.  The Principal Accounting Officer shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Principal Accounting Officer's possession, shall be subject at all times to the inspection and control of the Trustees.  Unless the Trustees shall otherwise determine, the Principal Accounting Officer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust.  The Principal Accounting Officer shall have such other duties and authorities as the Trustees shall from time to time determine.  Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of the Trust.

3.6           Chief Compliance Officer.  The Chief Compliance Officer shall be the Chief Compliance Officer of the Trust appointed pursuant to Rule 38a-1 under the Investment Company Act of 1940, as amended.

3.7           Other Officers and Duties.  The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust.  Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office.  Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the Principal Executive Officer.

ARTICLE IV

Miscellaneous

4.1           Depositories.  In accordance with Section 7.1 of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

4.2           Signatures.  All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or By-laws or as the Trustees may from time to time by resolution provide.

4.3           Seal.  The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect.  The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation.  The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

ARTICLE V

Share Transfers

5.1           Transfer Agents, Registrars and the Like.  As provided in Section 6.7 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable.  In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable.  Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

5.2           Registered Shareholders.  The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

ARTICLE VI

Amendment of By-Laws

6.1           Amendment and Repeal of By-Laws.  In accordance with Section 3.9 of the Declaration, the Trustees shall have the power to amend or repeal the By-Laws or adopt new By-Laws at any time.  Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees.  The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

Adopted:  February 24, 2011